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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 17, 2000, except for Note 13, as to which the date is February 2, 2000, in the Registration Statement No. 333-30494 (Amendment No.2 to Form S-1) and related Prospectus of Ask Jeeves, Inc. for the registration of 2,100,000 shares of its common stock.



/s/ Ernst & Young LLP
Walnut Creek, California
March 9, 2000